SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


              The Gabelli Convertible and Income Securities Fund
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



               Maryland                          13-352-3423
 ----------------------------------------      -------------------
 (State of Incorporation or Organization)      (I.R.S. Employer
                                               Identification no.)

          One Corporate Center
          Rye, New York                           10580-1434
----------------------------------------       -------------------
 (Address of principal executive offices)         (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                          Name of each exchange
Title of each class                       on which each class is
to be so registered                       to be registered
-------------------                       ----------------------

Series B 6.00% Cumulative                 New York Stock Exchange
Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:


                             None
------------------------------------------------------------------
                        (Title of Class)




Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of Series B Preferred and Series C AMPS" in the Registrant's form of Preliminary Prospectus filed as part of the Registrant's Registration Statement on From N-2/A (No. 333-102494), dated March 12, 2003, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1)   Form of Certificate for Common Stock (a)

(2)   Articles of Amendment and Restatement of the Registrant (b)

(3) Form of Certificate for 6.00% Tax Advantaged Series B Cumulative Preferred Stock ("Series B Preferred")
      (c)

(4) Form of Certificate for Series C Auction Market Preferred Stock ("Series C AMPS") (d)

(5) Articles Supplementary defining the rights of holders of the Series B Preferred (e)

(6)   Articles Supplementary defining the rights of holders the Series C AMPS
      (f)



_________________
(a) Incorporated by reference from Exhibit D to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 33-24541, as filed with the Securities and Exchange Commission on April 4, 1997

(b) Incorporated by reference from Exhibit A to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 33-26644, as filed with the Securities and Exchange Commission on March 31, 1995

(c) Incorporated by reference from Exhibit d(ii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(d) Incorporated by reference from Exhibit d(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(e) Incorporated by reference from Exhibit a(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(f) Incorporated by reference from Exhibit a(iv) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003




      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   The Gabelli Convertible and
                                      Income Securities Fund
                                   ----------------------------
                                           (Registrant)

Date: March 14, 2003                By: /s/ Bruce N. Alpert
     ---------------                   -------------------------
                                       Name:  Bruce N. Alpert
                                       Title: President